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                                                                     EXHIBIT 4.7
                           DUSA PHARMACEUTICALS, INC.
                            A NEW JERSEY CORPORATION
                               WARRANT CERTIFICATE
                          FOR PURCHASE OF COMMON STOCK



THIS CERTIFIES THAT,

                           MID OCEAN INVESTMENTS LTD.

(the "Registered Holder") is the owner of a Warrant (the "Mid Ocean Warrant"). The Mid Ocean Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this certificate and the Investor Relations Services Agreement (as hereinafter defined), up to 20,000 fully paid and non-assessable shares of Common Stock, no par value (the "Shares"), of DUSA Pharmaceuticals, Inc., a New Jersey corporation (the "Company"), at any time prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of the Warrant Certificate with the Subscription Form attached hereto, duly executed, accompanied by payment of U.S. $4.00 per Share if the Mid Ocean Warrant is exercised on or before 5:00 p.m. (New York time) March 21, 2000, (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

         The Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of the Mid Ocean Warrant represented hereby are subject to modification or adjustment in connection with any stock split, subdivision, business combination or the like.

         The Mid Ocean Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued in the case of the exercise of less than the Mid Ocean Warrant represented hereby. The Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificate of like tenor for the balance of such Warrant.

         The Registered Holder understands that it is subject to certain restrictions on transfer under the Securities Act of 1933 of the United States, as amended, (the "1933 Act") of the Shares issued pursuant to any exercise of the Mid Ocean Warrant; such restrictions provide that the Shares may not be sold without registration or exemption from registration under the 1933 Act; and, for purposes of the Securities Act (Ontario) (the "Ontario Act"), such Shares may not be sold in Ontario or Canada without an exemption from prospectus and registration requirements. The Mid Ocean Warrant and the Shares underlying the Mid Ocean Warrant are exempt from registration under the 1933 Act pursuant to Regulation S and may not be resold in the United States or Canada without registration or exemption from registration provided by the 1933

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Act.  The Shares issued upon exercise of any and all of the Mid
Ocean Warrant shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT".

         The term "Expiration Date" shall mean 5:00 p.m. (New York time) on March 21, 2000, or such earlier date as the Mid Ocean Warrants shall expire. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which, in the State of New York, is not a holiday or a day on which the banks are authorized to close. The Company may at its election extend the expiration date. This Warrant shall not be exercisable by the Registered Holder in any state where such exercise would be unlawful.

         Prior to the exercise of the Mid Ocean Warrant represented hereby, the Registered Holder shall not be entitled to any rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions and shall not be entitled to receive any notice of any proceedings of the Company.

         Prior to due presentment for registration or transfer, pursuant to the Investor Relations Services Agreement, the Company may deem and treat the Registered Holder as the absolute owner hereof and of the warrant represented hereby, (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New Jersey.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

                                                DUSA Pharmaceuticals, Inc.



                                                By:  /s/ D. Geoffrey Shulman
                                                     ------------------------
                                                D. Geoffrey Shulman, MD FRCPC
                                                     President and CEO


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                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrant

         The undersigned Registered Holder hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate and to purchase the securities issuable upon the exercise of such Warrant, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

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                     (please print or type name and address)

and be delivered to

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                     (please print or type name and address)

and if such number shall not be all shares to which this Warrant relates, as evidenced by this Warrant Certificate, then a new Warrant Certificate for the issuance of such remaining shares shall be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:                                    X
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                                                        Address

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                                               Taxpayer Identification Number


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                                                    Signature Guaranteed

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                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in order to Assign Warrant

         FOR VALUE RECEIVED,                                    hereby
                            -----------------------------------
sells, assigns, and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

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                     (please print or type name and address)


                                of the Mid Ocean Warrant represented by this
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 Warrant Certificate, and hereby irrevocably constitutes and appoints

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Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                    X
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                                                   Signature Guaranteed

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THE SIGNATURE TO THIS ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE
NAME AS WRITTEN UPON THE FACT OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE
AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE,
MIDWEST STOCK EXCHANGE, OR THE TORONTO STOCK EXCHANGE.